Exhibit 99.2

NetApp Q4 and Fiscal Year 2012 Earnings Results Supplemental Commentary May 23, 2012

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q1 FY13 Outlook section regarding our forecasts for the first quarter of fiscal year 2013. Actual results may differ materially from our statements and projections for a variety of reasons, including general economic and market conditions, such as the macroeconomic environment and the flooding in Thailand, and matters specific to the company's business, such as customer demand for and acceptance of our products and services. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Year over Year Overview

	FY2012	FY2011	Year/Year Growth
Net Revenue	$6.23B	$5.12B	22%
Non-GAAP Gross Margin	60.9%	65.6%
Non-GAAP Operating Expenses	$2.69B	$2.34B	15%
Non-GAAP Income from Operations	$1.11B	$1.02B	8%
Non-GAAP Operating Margin	17.8%	20.0%
Non-GAAP Net Income per Share, Diluted	$2.41	$2.20	10%

Fiscal year 2012 net revenue was $6.23 billion, an increase of 22% over fiscal year 2011, driven primarily by increased product revenues. Non-GAAP gross margins were 60.9%, reflecting the addition of the lower margin E-Series OEM revenues.

Revenue growth of 22% year over year outpaced non-GAAP operating expense growth of 15%. Non-GAAP operating margin was 17.8% for fiscal year 2012. Profitability gains are reflected in the 10% year over year increase in non-GAAP net income per share.

Q4 Fiscal Year 2012

Revenue
	Q4 FY12 Revenue	% of Q4 FY12 Net Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$1,165M	68%	10%	21%
Software Entitlements & Maintenance	$213M	13%	4%	14%
Service	$325M	19%	9%	16%
Net Revenue	$1,703M	100%	9%	19%

Net revenue for the fourth quarter was $1,703 million, an increase of 9% sequentially and 19% year over year. Foreign currency fluctuations2 had an immaterial impact on revenue, on both a sequential and a year over year basis.

Product revenue grew to $1,165 million, an increase of 10% sequentially and 21% year over year. Product revenue was 68% of net revenue in Q4, similar to the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and recognized over the related contract period, was $213 million or 13% of net revenue. SEM revenue grew 4% sequentially and 14% year over year.

Service revenue was $325 million, an increase of 9% sequentially and 16% year over year. Service revenue was 19% of total revenue, similar to the prior quarter.

●
Revenue from hardware maintenance support contracts, which is also a deferred revenue element constituted approximately 69% of our service revenue this quarter and increased 7% sequentially and 20% year over year.

●	Professional services revenue grew 11% from the prior quarter and 5% year over year.

1 Sequential growth calculations are based upon Q3 FY12 results which can be found at investors.netapp.com

2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the comparative periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period net gains or losses on revenue hedging activities.

Gross Margin
	Q4 FY12	Q3 FY12	Q4 FY11
Non-GAAP Gross Margin	59.6%	59.4%	65.5%
Product	52.9%	52.7%	61.0%
S/W Entitlements & Maintenance	96.8%	97.0%	97.4%
Services	59.2%	57.5%	60.0%

Operating Expenses
	Q4 FY12	Q3 FY12	Q4 FY11
Non-GAAP Operating Expenses	$709M	$671M	$663M

Non-GAAP operating expenses were $709 million, an increase of 6% sequentially and 7% year over year. Non-GAAP operating expenses in Q4 were 42% of net revenue, compared to 43% reported in the prior quarter.

In the fourth quarter, our headcount increased by 47 net new employees for a total global headcount of 12,149.

GAAP operating expenses included $55 million in non-cash stock-based compensation, down from $69 million in the prior quarter. Additional GAAP operating items were $7 million in amortization of intangible assets and $2 million in acquisition-related expenses for Engenio integration activities.

Income from Operations, Other Income & Effective Tax Rate

	Q4 FY12	Q3 FY12	Q4 FY11
Non-GAAP Income from Operations	$305M	$258M	$273M
% of Net Revenue	17.9%	16.5%	19.1%
Non-GAAP Other Income, Net	$7M	$3M	$8M
Non-GAAP Income Before Income Taxes	$312M	$262M	$281M
Non-GAAP Effective Tax Rate	19.0%	17.4%	15.8%

Non-GAAP income from operations was $305 million, an increase of 18% sequentially and 12% year over year. Non-GAAP operating margin was 17.9% of Q4 net revenue.

Non-GAAP other income, net was $7 million. GAAP other expenses, net includes approximately $14 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $312 million, or 18.3% of net revenue in Q4, compared to 16.7% of net revenue in the prior quarter and 19.7% of net revenue in Q4 last year. Our Q4 non-GAAP effective tax rate was 19.0%.

Net Income

	Q4 FY12	Q3 FY12	Q4 FY11
Non-GAAP Net Income	$252M	$216M	$237M
Weighted Average Common Shares Outstanding, diluted	382M	374M	404M
Non-GAAP Net Income per Share, diluted	$0.66	$0.58	$0.59

Non-GAAP net income totaled $252 million, or $0.66 per share. GAAP net income was $181 million or $0.47 per share. The Q4 diluted share count was 382 million shares, an increase of approximately 8 million shares from the prior quarter.

Impact of Convertible Note Transaction on Share Count

	Q4 FY12	Q3 FY12	Q4 FY11
Convertible Notes3	10M	6M	15M
Warrants	1M	--	8M

For Q4, our diluted share count was approximately 382 million, slightly higher than our guidance of approximately 378 million. With an average stock price of $41.97 during the fourth quarter, both the convertible notes and warrants had a dilutive impact on our share count.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q4, the hedge would have reduced our share count by approximately 8 million shares.

Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

3 80% hedged on maturity or conversion of the convertible notes.

Select Balance Sheet Items

	Q4 FY12	Q3 FY12	Q4 FY11
Cash, Cash Equivalents & Investments	$5.4B	$4.9B	$5.2B
Deferred Revenue	$2.8B	$2.5B	$2.3B
DSO (days)4	44	40	47
Inventory Turns5	17.0	16.5	18.1

Cash, cash equivalents and short term investments ended the quarter with a balance of $5.4 billion, an increase of $532 million from Q3. This growth represents an increase of 11% sequentially and 4% year over year.

Similar to last quarter, 50% of our Q4 cash and investments balance was held in the U.S. Our balance sheet reflects a total deferred revenue balance of $2.8 billion, an increase of 11% sequentially and 22% year over year.

Select Cash Flow Statement Items
	Q4 FY12	Q3 FY12	Q4 FY11
Net Cash Provided by Operating Activities	$583M	$269M	$459M
Purchases of Property and Equipment	$124M	$91M	$73M
Free Cash Flow6	$458M	$178M	$386M
Free Cash Flow as % of Total Revenue	27%	11%	27%

Net cash provided by operating activities was $583 million, up $314 million from last quarter, and up 27% from Q4 last year. Capital expenditures were $124 million, an increase of $33 million from last quarter. Free cash flow totaled $458 million or 27% of revenue. Free cash flow increased $280 million from Q3 and was up 19% from Q4 last year.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventories.

6 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

Q1 FY13 Outlook
Q1 FY13 Outlook
Revenue	$1.4 to $1.5B 12% to 18% sequential decline 4% decline to 3% growth year over year
Share Count	Approximately 380M
Non-GAAP Net Income per Share, Diluted	$0.34 - $0.39
GAAP Net Income per Share, Diluted	$0.10 - $0.15

NetApp’s outlook reflects the normal slower seasonality of the first quarter and the increasing uncertainty in the broader macro environment. Dilutive share count includes the impact of our convertible notes and warrants, calculated based upon our average stock price of $38.11 for the first 10 days of our first quarter of fiscal year 2013. We estimate share count for the first quarter of fiscal year 2013 will decrease slightly to approximately 380 million shares including  an estimated 7 million shares from the Company’s outstanding convertible notes. Share count does not include the Company’s outstanding note hedge that is expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would offset approximately 5 million shares if the conversion or maturity were to occur in the first quarter.

Other Business Metrics

Geographic Mix
	% of Q4 FY12 Revenue	Q4 FY12 Revenue	Year/Year Growth
Americas	57%	$966M	20%
Americas Commercial	44%	$751M	30%
U.S. Public Sector	13%	$215M	-6%
EMEA	31%	$525M	8%
Asia Pacific	12%	$212M	55%

Together, the Americas commercial and U.S. Public Sector contributed $966 million or 57% of revenue, an increase of 13% sequentially and an increase of 20% year over year. The Americas commercial contributed $751 million or 44% of revenue, an increase of 7% sequentially and 30% year over year. The U.S. public sector generated $215 million or 13% of total revenue, an increase of 44% sequentially and down 6% year over year.

In the fourth quarter, EMEA contributed $525 million or 31% of total revenue, flat compared to Q3 and an 8% increase year over year. Asia Pacific generated $212 million or 12% of total revenue, growing 14% sequentially and 55% year over year.

Pathways Mix

	% of Q4 FY12 Revenue	% of Q3 FY12 Revenue	% of Q4 FY11 Revenue
Direct	21%	21%	25%
Indirect Pathways	79%	79%	75%
Arrow	18%	15%	19%
Avnet	13%	11%	12%
OEM Customers	12%	16%	4%

In the fourth quarter, direct revenue was 21% of total revenue, an increase of 9% sequentially and 2% year over year. Indirect pathways represented 79% of total revenue and grew 9% sequentially and 25% year over year.

Within the indirect pathway, Arrow accounted for 18% of total revenue and Avnet contributed 13% of total revenue. Revenue from OEM customers, including IBM, Fujitsu, and other E-Series customers, was 12% of total revenue.

Capacity Trends

(in Petabytes)	Q4 FY11	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12
Fibre Channel	65	76	61	69	54
ATA	476	493	543	622	626
SAS	170	190	262	315	481
Total	711	759	866	1,006	1,161

In Q4, we shipped 1.161 exabytes representing a 15% increase over the prior quarter and an increase of 63% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	April 27, 2012	January 27, 2012	April 29, 2011	April 27, 2012	April 29, 2011

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$180.7	$119.6	$160.6	$605.4	$673.1

Adjustments:
Amortization of intangible assets	21.4	21.6	4.3	89.0	17.7
Stock-based compensation	59.8	76.7	48.4	257.6	175.2
Restructuring and other charges	-	-	2.4	-	1.8
Acquisition-related expense	2.4	3.5	4.8	17.8	5.7
Non-cash interest expense	14.2	13.5	13.9	52.9	53.1
Gain on investments	(0.6)	(0.7)	(0.9)	(1.3)	(3.4)
Income tax effect of non-GAAP adjustments	(25.5)	(18.2)	3.2	(95.2)	(57.5)

NON-GAAP NET INCOME	$252.4	$216.0	$236.7	$926.2	$865.7

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$707.5	$657.0	$500.1	$2,519.8	$1,793.9
Adjustments:
Amortization of intangible assets	(14.0)	(13.9)	(3.1)	(55.8)	(13.3)
Stock-based compensation	(5.3)	(7.3)	(4.8)	(23.2)	(18.0)
Acquisition-related expense	-	-	-	(5.4)	-

NON-GAAP COST OF REVENUES	$688.2	$635.8	$492.2	$2,435.4	$1,762.6

COST OF PRODUCT REVENUES	$564.0	$517.8	$379.1	1,979.9	1,342.0
Adjustments:
Amortization of intangible assets	(14.0)	(13.9)	(3.1)	(55.8)	(13.3)
Stock-based compensation	(1.3)	(1.6)	(1.0)	(5.4)	(3.6)
Acquisition-related expense	-	-	-	(5.4)	-

NON-GAAP COST OF PRODUCT REVENUES	$548.7	$502.3	$375.0	$1,913.3	$1,325.1

COST OF SERVICE REVENUES	$136.7	$133.0	$116.2	516.0	436.2
Adjustment:
Stock-based compensation	(4.0)	(5.7)	(3.8)	(17.8)	(14.4)

NON-GAAP COST OF SERVICE REVENUES	$132.7	$127.3	$112.4	$498.2	$421.8

GROSS PROFIT	$995.0	$908.5	$928.2	$3,713.4	$3,328.7
Adjustments:
Amortization of intangible assets	14.0	13.9	3.1	55.8	13.3
Stock-based compensation	5.3	7.3	4.8	23.2	18.0
Acquisition-related expense	-	-	-	5.4	-

NON-GAAP GROSS PROFIT	$1,014.3	$929.7	$936.1	$3,797.8	$3,360.0

SALES AND MARKETING EXPENSES	$478.1	$477.0	$462.6	$1,864.0	$1,597.0
Adjustments:
Amortization of intangible assets	(7.4)	(7.6)	(1.1)	(33.0)	(4.3)
Stock-based compensation	(29.5)	(37.5)	(22.4)	(126.0)	(81.5)

NON-GAAP SALES AND MARKETING EXPENSES	$441.2	$431.9	$439.1	$1,705.0	$1,511.2

RESEARCH AND DEVELOPMENT EXPENSES	$221.6	$208.3	$176.5	$828.2	$648.6
Adjustments:
Amortization of intangible assets	-	(0.1)	(0.1)	(0.2)	(0.1)
Stock-based compensation	(17.1)	(22.8)	(12.9)	(74.1)	(44.5)
Acquisition-related expense	-	-	-	(2.6)	-

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$204.5	$185.4	$163.5	$751.3	$604.0

GENERAL AND ADMINISTRATIVE EXPENSES	$71.5	$63.2	$69.0	$264.9	$251.3
Adjustment:
Stock-based compensation	(7.9)	(9.1)	(8.3)	(34.3)	(31.2)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$63.6	$54.1	$60.7	$230.6	$220.1

OPERATING EXPENSES	$773.6	$752.0	$715.3	$2,966.9	$2,504.4
Adjustments:
Amortization of intangible assets	(7.4)	(7.7)	(1.2)	(33.2)	(4.4)
Stock-based compensation	(54.5)	(69.4)	(43.6)	(234.4)	(157.2)
Restructuring and other charges	-	-	(2.4)	-	(1.8)
Acquisition-related expense	(2.4)	(3.5)	(4.8)	(12.4)	(5.7)

NON-GAAP OPERATING EXPENSES	$709.3	$671.4	$663.3	$2,686.9	$2,335.3

INCOME FROM OPERATIONS	$221.4	$156.5	$212.9	$746.5	$824.3
Adjustments:
Amortization of intangible assets	21.4	21.6	4.3	89.0	17.7
Stock-based compensation	59.8	76.7	48.4	257.6	175.2
Restructuring and other charges	-	-	2.4	-	1.8
Acquisition-related expense	2.4	3.5	4.8	17.8	5.7

NON-GAAP INCOME FROM OPERATIONS	$305.0	$258.3	$272.8	$1,110.9	$1,024.7

TOTAL OTHER EXPENSE, NET	$(6.9)	$(9.6)	$(4.8)	$(34.1)	$(30.2)
Adjustment:
Non-cash interest expense	14.2	13.5	13.9	52.9	53.1
Gain on investments	(0.6)	(0.7)	(0.9)	(1.3)	(3.4)

NON-GAAP TOTAL OTHER INCOME, NET	$6.7	$3.2	$8.2	$17.5	$19.5

INCOME BEFORE INCOME TAXES	$214.5	$146.9	$208.1	$712.4	$794.1
Adjustments:
Amortization of intangible assets	21.4	21.6	4.3	89.0	17.7
Stock-based compensation	59.8	76.7	48.4	257.6	175.2
Restructuring and other charges	-	-	2.4	-	1.8
Acquisition-related expense	2.4	3.5	4.8	17.8	5.7
Non-cash interest expense	14.2	13.5	13.9	52.9	53.1
Gain on investments	(0.6)	(0.7)	(0.9)	(1.3)	(3.4)

NON-GAAP INCOME BEFORE INCOME TAXES	$311.7	$261.5	$281.0	$1,128.4	$1,044.2

PROVISION FOR INCOME TAXES	$33.8	$27.3	$47.5	$107.0	$121.0
Adjustment:
Income tax effect of non-GAAP adjustments	25.5	18.2	(3.2)	95.2	57.5

NON-GAAP PROVISION FOR INCOME TAXES	$59.3	$45.5	$44.3	$202.2	$178.5

NET INCOME PER SHARE	$0.473	$0.320	$0.398	$1.575	$1.710

Adjustments:
Amortization of intangible assets	0.056	0.058	0.011	0.232	0.045
Stock-based compensation	0.157	0.205	0.120	0.670	0.445
Restructuring and other charges	-	-	0.006	-	0.005
Acquisition-related expense	0.006	0.010	0.012	0.046	0.014
Non-cash interest expense	0.037	0.036	0.034	0.138	0.135
Gain on investments	(0.001)	(0.002)	(0.002)	(0.003)	(0.009)
Income tax effect of non-GAAP adjustments	(0.067)	(0.049)	0.008	(0.248)	(0.146)

NON-GAAP NET INCOME PER SHARE	$0.661	$0.578	$0.586	$2.410	$2.199

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER 2013
(Unaudited)

First Quarter
2013

Non-GAAP Guidance	$0.34 - $0.39

Adjustments of Specific Items to
Net Income Per Share for the First
Quarter 2013:

Amortization of intangible assets	(0.06)
Stock based compensation expense	(0.20)
Non cash interest expense	(0.04)
Income tax effect	0.06
Total Adjustments	(0.24)

GAAP Guidance -Net Income Per Share	$0.10 - $0.15